SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): November 14, 2001


                             NEWMONT MINING CORPORATION
               (Exact name of registrant as specified in its charter)


                                      Delaware
                   (State or other jurisdiction of incorporation)


                 1-1153                                13-2526632
         (Commission File No.)              (IRS Employer Identification No.)

                               1700 Lincoln Street
                             Denver, Colorado 80203
          (Address of principal executive offices, including ZIP code)



                                 (303) 863-7414
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

            On November 14, 2001, Newmont Mining Corporation, a Delaware corporation ("Newmont"), Franco-Nevada Mining Corporation Limited, a Canadian
              -------
corporation ("Franco-Nevada"), and Normandy Mining Limited, an Australian
              -------------
corporation ("Normandy"), announced transactions that provide for Newmont to
              --------
acquire Normandy and Franco-Nevada. These transactions have been approved and recommended by the board of directors of all three companies.

            Newmont and Franco-Nevada entered into an Arrangement Agreement, dated as of November 14, 2001, pursuant to which Franco-Nevada common shareholders would receive 0.8 of a share of Newmont common stock (or Canadian exchangeable shares, exchangeable for Newmont common stock) for each share of Franco-Nevada common stock. Newmont also entered into agreements with Seymour Schulich, Chairman and Co-Chief Executive Officer of Franco-Nevada, and Pierre Lassonde, President, Co-Chief Executive Officer and Director of Franco-Nevada, pursuant to which both individuals committed to vote their Franco-Nevada common shares in favor of Newmont's acquisition of Franco-Nevada and not to dispose of certain of the Newmont or exchangeable shares received by them for three years following the consummation of the transactions.

            Newmont and Normandy entered into a Deed of Undertaking, dated as of November 14, 2001, in connection with Newmont's intended recommended off-market bid of 0.0385 of a share of Newmont common stock (plus, subject to certain conditions, A$0.05 in cash) for each ordinary share in the capital stock of Normandy. Newmont also entered into an agreement with Franco-Nevada and a subsidiary of Franco-Nevada, pursuant to which Franco-Nevada and its subsidiary committed their 19.9% interest in Normandy to Newmont's acquisition of Normandy and granted Newmont the right to acquire this block of Normandy ordinary shares, exercisable at Newmont's discretion, at the exchange ratio of Newmont's off-market bid for Normandy.

            Mr. Wayne W. Murdy, the current President and Chief Executive Officer of Newmont, will be Chairman and Chief Executive Officer of Newmont, effective January 1, 2002. Mr. Lassonde will be President of the combined company. The board of directors of the combined company will have up to 17 members. Messrs. Lassonde and Schulich will join the combined company's Board of Directors. Mr. Robert J. Champion de Crespigny, Chairman and Chief Executive Officer of Normandy, along with two other individuals, one nominated from among Normandy nominees and one chosen by Franco-Nevada, will be offered positions on the expanded Newmont board.

            The press release announcing the transactions is attached as an exhibit to, and is incorporated by reference in, this Report. This summary is qualified in its entirety by reference to the press release included as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits.

            99.1 Press Release, dated November 14, 2001 (incorporated by reference to the press release filed on Form 425 on November 14, 2001).

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  November 27, 2001

                                    NEWMONT MINING CORPORATION



                                    By:  /s/ Britt D. Banks
                                         -------------------------------------
                                         Name:  Britt D. Banks
                                         Title: Vice President, General Counsel
                                                and Secretary

                                  EXHIBIT LIST

  Exhibit                          Description
    No.                            -----------
    ---
    99.1 Press Release, dated November 14, 2001 (incorporated by reference to the press release filed on Form 425 on November 14, 2001).